COMMONWEALTH INDUSTRIES, INC.
                          1999 EXECUTIVE INCENTIVE PLAN

         1.  Purpose.  The  purpose of the 1999  Executive  Incentive  Plan (the
"Plan") is to advance the interests of Commonwealth Industries, Inc. (the "Company") and it stockholders by providing incentives in the form of special bonus awards to certain executives of the Company and any of its subsidiaries or other related business units or entities ("Affiliates") who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its Affiliates.

         2.  Administration.  The Plan shall be  administered  by the Management
Development and Compensation Committee of the Board of Directors (the "Committee"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two "outside directors," as defined under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

                  The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the executives to be granted bonus awards (the "Special Bonuses") under the Plan, to determine the size and terms of the Special Bonus made to each individual selected (subject to the limitation imposed below), to modify the terms of any Special Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Special Bonuses will be awarded, to establish performance objectives in respect of Special Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

         3. Participation. The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the executives of the Company and its Affiliates who may participate in the Plan and be granted Special Bonuses under the Plan ("Participants").

         4.       Special Bonuses under the Plan.

                  (a) In General. The Committee shall determine the amount of a Special Bonus to be granted to each Participant in accordance with subsection
(b) below.


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                  (b) Special  Bonuses.  (i) The Committee may in its discretion award a Special Bonus to a Participant who it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Special Bonus would be deductible, under the terms and conditions of this subsection (b). Subject to clause (iii) of this Section 4(b), the amount of a Participant's Special Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum aggregate limit on Special Bonuses that may be awarded this Plan to any Participant during the period commencing on the Effective Date and ending on the fourth anniversary of the Effective Date is $5 million.

                  (ii) The amount of any Special Bonus will be based on objective performance goals established by the Committee. The performance criteria for Special Bonuses made under the Plan will be based upon one or more of the following criteria as determined by the Board: (A) before or after tax net income; (B) earnings per share; (C) book value per share; (D) stock price;
(E) return on stockholders' equity; (F) the relative performance of peer group companies; (G) expense management; (H) return on investment; (I) improvements in capital structure; (J) profitability of an identifiable business unit or product; (K) profit margins; (L) budget comparisons; and (M) total return to stockholders.

                  (iii) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Special Bonus. No Special Bonuses will be paid until such certification is made by the Committee.

                  (iv) The provisions of this Section 4(b) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its affiliates of the payment of Special Bonuses.

         5. Designation of Beneficiary by Participant. The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designation of one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.


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         6.       Miscellaneous Provisions.

                  (a) No employee or other person shall have any claim or right to be paid a Special Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company of any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

                  (b)  Except  as  may  be   approved   by  the   Committee,   a
Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

                  (c) The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Special Bonus and to include with respect to any award any change in control provision.

                  (d) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

                  (e) The Company is the sponsor and legal obligor under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

                  (f) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Special Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                  (g) The Plan shall be effective as of April 23, 1999 (the "Effective Date"), subject to the affirmative vote of the holders of a majority of all shares of Common Stock of the Company present in person or by proxy at the Annual Meeting of the Company to be held on April 23, 1999.

     7. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

         8. Plan Termination. This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

                  9. Actions and Decisions Regarding the Business or Operations of the Company and/or its Affiliates. Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.